Exhibit 10.1















                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                         RESIDENCE INN BY MARRIOTT, INC.
                      and COURTYARD MANAGEMENT CORPORATION,
                                   as Sellers,

                                       and

                          HOSPITALITY PROPERTIES TRUST,
                                  as Purchaser

                           ---------------------------


                                  April 3, 1997




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                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS....................................................1

         1.1   Agreement...................................................1
         1.2   Agreement to Lease..........................................1
         1.3   Allocable Purchase Price....................................1
         1.4   Assets......................................................1
         1.5   Business Day................................................2
         1.6   Closing.....................................................2
         1.7   Closing Date................................................2
         1.8   Contracts...................................................2
         1.9   Defective Property..........................................2
         1.10  Environmental Reports.......................................2
         1.11  Excluded Assets.............................................2
         1.12  FAS.........................................................2
         1.13  FF&E........................................................2
         1.14  Franchise Agreement.........................................3
         1.15  HPT.........................................................3
         1.16  Improvements................................................3
         1.17  Intangible Property.........................................3
         1.18  Inventories.................................................3
         1.19  Leases......................................................3
         1.20  Limited Rent Guaranty.......................................3
         1.21  Opening Date................................................3
         1.22  Owner's Agreement...........................................3
         1.23  Permitted Encumbrances......................................3
         1.24  Plans and Specifications....................................4
         1.25  Property....................................................4
         1.26  Properties..................................................4
         1.27  Proprietary Information.....................................4
         1.28  Purchaser...................................................4
         1.29  Real Property...............................................4
         1.30  Reserve.....................................................4
         1.31  Retained Funds..............................................4
         1.32  Sellers.....................................................4
         1.33  Stock Pledge................................................4
         1.34  Substantial Completion......................................4
         1.35  Surveys.....................................................5
         1.36  Tenant......................................................5
         1.37  Title Commitments...........................................5
         1.38  Title Company...............................................5

SECTION 2.  PURCHASE-SALE; DILIGENCE.......................................5

         2.1  Purchase-Sale................................................5
         2.2  Diligence Inspections........................................5
         2.3  Defective Properties.........................................6
         2.4  Title Matters................................................7
         2.5  Survey Matters...............................................7
         2.6  Environmental Reports........................................8



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                                      -ii-

SECTION 3.  PURCHASE AND SALE..............................................9

         3.1  Closing......................................................9
         3.2  Purchase Price...............................................9

SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.................10

         4.1  Closing Documents...........................................10
         4.2  Condition of Properties, Etc................................11
         4.3  Title Policies and Surveys..................................11
         4.4  Opinions of Counsel.........................................11

SECTION 5.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE....................11

         5.1  Purchase Price..............................................12
         5.2  Closing Documents...........................................12
         5.3  Opinion of Counsel..........................................12

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLERS.....................12

         6.1  Status and Authority of the Sellers.........................12
         6.2  Action of the Sellers.......................................13
         6.3  No Violations of Agreements.................................13
         6.4  Litigation..................................................13
         6.5  Existing Agreements, Etc....................................13
         6.6  Disclosure..................................................13
         6.7  Utilities, Etc..............................................14
         6.8  Compliance With Law.........................................14
         6.9  Not A Foreign Person........................................14
         6.10 Hazardous Substances........................................14
         6.11 Insurance...................................................14
         6.12 Substantial Completion......................................15
         6.13 Condition of Properties.....................................15

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER...................16

         7.1  Status and Authority of the Purchaser.......................16
         7.2  Action of the Purchaser.....................................16
         7.3  No Violations of Agreements.................................16
         7.4  Litigation..................................................16

SECTION 8.  COVENANTS OF THE SELLERS......................................17

         8.1  Compliance with Laws, Etc...................................17
         8.2  Approval of Agreements......................................17
         8.3  Compliance with Agreements..................................17
         8.4  Substantial Completion......................................17
         8.5  Notice of Material Changes or Untrue
                    Representations.......................................17
         8.6  Correction of Defects.......................................18



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                                      -iii-

SECTION 9.  APPORTIONMENTS................................................18

         9.1  Real Property Apportionments................................18
         9.2  Closing Costs...............................................18

SECTION 10.  DEFAULT......................................................18

         10.1  Default by the Sellers.....................................19
         10.2  Default by the Purchaser...................................19

SECTION 11.  MISCELLANEOUS................................................20

         11.1  Agreement to Indemnify.....................................20
         11.2  Brokerage Commissions......................................21
         11.3  Publicity..................................................21
         11.4  Notices....................................................22
         11.5  Waivers, Etc...............................................23
         11.6  Assignment; Successors and Assigns.........................23
         11.7  Severability...............................................23
         11.8  Counterparts, Etc..........................................24
         11.9  Governing Law..............................................24
         11.10 Performance on Business Days...............................24
         11.11 Attorneys' Fees............................................25
         11.12 Section and Other Headings.................................25
         11.13 Nonliability of Trustees, Etc.  ...........................25



Schedule A        -                    Property Identification
Schedule B-1-14   -                    Legal Descriptions of Properties
Schedule C        -                    Form of Surveyor's Certificate
Schedule D        -                    Form of Sellers' Closing Certificate
Schedule E        -                    Form of Architect's Certificate
Schedule F        -                    Form of Engineer's Certificate
Schedule G        -                    Plans and Specifications

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is made as of the 3rd day of April, 1997, by and among RESIDENCE INN BY MARRIOTT, INC. and COURTYARD MANAGEMENT CORPORATION, each a Delaware corporation, as sellers, and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust ("HPT"), as purchaser.

                              W I T N E S S E T H :

         WHEREAS, the Sellers are the owners of the Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and

         WHEREAS, the Purchaser desires to purchase the Properties from the Sellers and the Sellers are willing to sell the Properties to the Purchaser, subject to and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Sellers and the Purchaser hereby agree as follows:

         SECTION 1.  DEFINITIONS.

         Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

         1.1 "Agreement" shall mean this Purchase and Sale Agreement, together with Schedules A through G attached hereto, as it and they may be amended from time to time as herein provided.

         1.2 "Agreement to Lease" shall mean that certain Agreement to Lease, dated as of the date hereof, by and between the Tenant and the Purchaser.

         1.3 "Allocable Purchase Price" shall mean, with respect to each Property, the amount set forth in Schedule A opposite the name of such Property, it being understood and agreed that the aggregate amount of the Allocable Purchase Prices of the Properties shall be One Hundred Forty-Eight Million Eight Hundred Twelve Thousand Dollars ($148,812,000).

         1.4 "Assets" shall mean, with respect to any Property, collectively, all of the Real Property, the FF&E, the Contracts, the Improvements and the Intangible Property now owned or hereafter (but prior to the Closing Date with respect to such Property) acquired by the Sellers in connection with or relating to such Property other than any Excluded Assets with respect to such Property.


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                                       -2-

         1.5 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Maryland are authorized by law or executive action to close.

         1.6 "Closing" shall have the meaning given such term in Section 3.1.

         1.7  "Closing  Date" shall have the meaning  given such term in Section
3.1.

         1.8 "Contracts" shall mean, with respect to any Property, all equipment leases relating to telephone switches and voice mail to which the Sellers are a party, to the extent the Sellers' interest therein is assignable or transferable; provided, however, that "Contracts" shall not include any such agreements to the extent they relate to properties other than the Properties.

         1.9  "Defective  Property"  shall have the  meaning  given such term in
Section 2.3(a).

         1.10 "Environmental  Reports" shall have the meaning given such term in
Section 2.6.

         1.11 "Excluded Assets" shall mean, with respect to any Property, (i) any right, title or interest in the name or signage containing the name "Marriott," "Courtyard," "Residence Inn" and other marks used, or that may in the future be used, by the Sellers or their affiliates, (ii) all property owned by the Sellers, not normally located at such Property and used, but not exclusively, in connection with the operation of such Property, (iii) all items, tangible or intangible, consisting of Proprietary Information, (iv) computer software, (v) FAS, (vi) any Inventories located at the Properties, (vii) working capital, including cash and accounts receivable, (viii) all books, ledger sheets, files and records, (ix) all contracts pertaining to the operation of the Hotels other than the Contracts, (x) any software, manuals, brochures or directives used by the Sellers in the operation of the Hotels that will be issued by the franchisor to the Tenant, as franchisee, under the Franchise Agreements and (xi) any rights of the Seller to purchase land adjacent to the Property located in Dallas, Texas.

         1.12 "FAS" shall have the meaning given such term in the Leases.

         1.13 "FF&E" shall mean, with respect to any Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the Sellers and located in or at, or used in connection with the ownership, operation or maintenance of such Property, other than motor vehicles.


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                                       -3-

         1.14 "Franchise Agreement" shall have the meaning given such term in the Agreement to Lease.

         1.15 "HPT" shall have the meaning given such term in the preambles to this Agreement.

         1.16 "Improvements" shall mean, with respect to any Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

         1.17 "Intangible Property" shall mean, with respect to any Property, all transferable or assignable (a) permits, certificates of occupancy, operating permits, sign permits, development rights and approvals granted by any public body or by any private party pursuant to a recorded instrument relating to such Property and (b) certificates, licenses, warranties and guarantees and the Contracts held by the Sellers, other than (x) the Excluded Assets and (y) such permits, operating permits, certificates, licenses and approvals which are transferred to the Tenant in order to permit the Tenant to operate such Property properly in accordance with the terms of the Leases.

         1.18 "Inventories" shall have the meaning given such term in the Leases.

         1.19 "Leases" shall mean, collectively, the leases to be entered into pursuant to the Agreement to Lease.

         1.20 "Limited Rent Guaranty" shall have the meaning given such term in the Agreement to Lease.

         1.21 "Opening Date" shall mean, with respect to any Property, the date as of which all Improvements located at such Property, including, without limitation, all guest rooms and/or suites, shall be open for business to the public as a Courtyard by Marriott or Residence Inn by Marriott hotel, as the case may be, in accordance with applicable brand standards.

         1.22 "Owner's Agreement" shall have the meaning given such term in the Agreement to Lease.

         1.23 "Permitted Encumbrances" shall mean, with respect to any Property,
(a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations provided the same do not prohibit or impair in any material respect use of such Property as a Marriott Courtyard or Residence Inn hotel as contemplated by this Agreement, the Leases and the Franchise Agreements; (c) such other nonmonetary encumbrances as do not, in the Purchaser's reasonable opinion, impair marketability and do not prohibit or impair in any material respect the use of such Property as a


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                                       -4-

fully functioning Marriott Courtyard or Residence Inn hotel as contemplated by this Agreement, the Leases and the Franchise Agreements; (e) UCC Financing Statements which would be permitted pursuant to the terms of Section 21.9 of the Leases; and (g) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Purchaser in accordance with Sections
2.4 and 2.5.

         1.24 "Plans and Specifications" shall mean, with respect to each Property, the plans and specifications identified on Schedule G with respect to such Property.

         1.25  "Property" shall mean any one of the Properties.

         1.26 "Properties" shall mean, collectively, all of the Assets relating to the Properties identified on Schedule A, the legal descriptions of which are set forth in Schedules B-1 through B-14.

         1.27 "Proprietary Information" shall have the meaning given such term in the Leases.

         1.28 "Purchaser" shall mean HPT and its permitted successors and assigns.

         1.29 "Real Property" shall mean, respect to any Property, the real property described in the applicable Schedule B-1 through B-14 to this Agreement, together with all easements, rights of way, privileges, licenses and appurtenances which the Sellers may now own or hereafter acquire with respect thereto.

         1.30 "Reserve" shall have the meaning given such term in the Leases.

         1.31 "Retained Funds" shall mean, with respect to each Property, an amount equal to ten percent (10%) of the Allocable Purchase Price of such Property.

         1.32 "Sellers" shall mean, collectively, the persons identified as sellers in the first paragraph of this Agreement, and their permitted successors and assigns, jointly and severally.

         1.33 "Stock Pledge" shall have the meaning given such term in the Agreement to Lease.

         1.34 "Substantial Completion" shall mean, with respect to any Property, physical completion of the Improvements on such Property, including, without limitation, physical completion of a hotel of the brand and consisting of the number of rooms set forth on Schedule A, consistent with the Plans and Specifications therefor (other than so-called "punch-list" items as do not individually or in the aggregate impair use of such Property for its intended use), free of all liens and encumbrances (other than


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                                       -5-

Permitted Encumbrances) such that the Opening Date shall have occurred and the Improvements may be used for their intended use.

         1.35 "Surveys" shall have the meaning given such term in Section 2.5.

         1.36  "Tenant"   shall  mean  CR14  Tenant   Corporation,   a  Delaware
corporation.

         1.37  "Title  Commitments"  shall have the  meaning  given such term in
Section 2.4.

         1.38 "Title Company" shall mean Commercial Settlements, Inc., acting as agent for Commonwealth Land Title Insurance Corporation or such other title insurance company as shall have been approved by the Purchaser and the Sellers.


         SECTION 2.  PURCHASE-SALE; DILIGENCE.

         2.1 Purchase-Sale. In consideration of the mutual covenants herein contained, the Purchaser hereby agrees to purchase from the Sellers and the Sellers hereby agree to sell to the Purchaser, all of the Sellers' right, title and interest in and to each of the Properties for the respective Allocable Purchase Prices relating thereto, subject to and in accordance with the terms and conditions of this Agreement.

         2.2 Diligence Inspections. At all times prior to Closing, the Sellers shall permit the Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein) and to perform due diligence, soil analysis and environmental investigations, at such reasonable times as the Purchaser or its representatives may request by notice to the Sellers (which notice may be oral). At all such times, the Purchaser and its representations shall minimize any resulting interference with the Sellers' ongoing construction at the Properties or the Sellers' operation of the Properties as a hotel. To the extent that, in connection with such investigations, the Purchaser, its agents, representatives or contractors, damages or disturbs any of the Assets, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Sellers from and against any and all expense, loss or damage (including, without limitation, reasonable attorneys' fees) which the Sellers may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than any expense, loss or damage arising from any act or omission of the Sellers or the Manager. The foregoing indemnification agreement shall survive the termination of this Agreement and the Closings hereunder. In addition, prior to the


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                                       -6-

Closing with respect to any Property, the Sellers shall use reasonable efforts to cooperate with the Purchaser to the extent that the Purchaser reasonably requests to review copies of specific data and factual materials in the Sellers' possession relating to such Properties as to which a Closing has not yet occurred; provided, however, that the Sellers shall specifically not be required to provide the Purchaser with copies of (x) any records of committee presentations, reports or similar records, or (y) any records containing evaluation and/or analytical information prepared by employees of the Sellers or their affiliates.

         2.3 Defective Properties. (a) If the Purchaser reasonably determines that a Property has structural, environmental or legal defects such that (x) expenditures equal to or greater than three percent (3%) of the Allocable Purchase Price of such Property are required in order to bring such Property into a satisfactory condition in the Purchaser's reasonable determination (any such Property being hereinafter referred to as a "Defective Property"), the Purchaser shall give written notice thereof to the Sellers, within ten (10)
Business Days after acquiring actual knowledge of the applicable defect (time being of the essence with respect to the giving of such notice), identifying the Defective Property or Properties and the specific defects with respect thereto. The Sellers shall thereupon have the right, but not the obligation, at their sole cost and expense, to elect, by notice given to the Purchaser within thirty
(30)  days  after  the  Purchaser's  notice  of  defect,  to  cause  Substantial
Completion of such Defective Property or Properties to occur, free of such defects, prior to the first anniversary of the date of this Agreement. Failure of the Sellers to give such notice prior to the expiration of such 30-day period shall be deemed an election by the Sellers to cure such defect. If the Sellers shall be unwilling or unable to cure such defect, the Purchaser shall only be required (and the Sellers shall be required to permit the Purchaser) to acquire all of the Properties, other than such Defective Property or Properties.

         (b) If, prior to the Closing with respect to any Property (i) such Property suffers a casualty or condemnation which would cause such Property to become a Defective Property, (ii) such Property is not, prior to the first anniversary of the initial Closing hereunder, restored to a condition of Substantial Completion, and (iii) the Purchaser provides written notice of same to the Sellers no later than the first anniversary of the initial Closing Date hereunder, time being of the essence with respect to the giving of such notice, the Purchaser shall only be required (and the Sellers shall be required to permit the Purchaser) to acquire all of the Properties other than such Defective Property or Properties. Promptly upon learning of the same, the Sellers covenant and agree to provide the Purchaser with prompt written notice of any casualty or condemnation affecting any Property.



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                                       -7-

         2.4 Title Matters. Prior to the date hereof, the Sellers and Purchaser shall have ordered from the Title Company and directed the Title Company promptly to deliver to the Purchaser and the Sellers a preliminary title commitment for an ALTA extended owner's policy and ALTA leasehold policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments").

         Within fifteen (15) Business Days after receipt of a Title Commitment with respect to any Property, the Purchaser shall give the Sellers notice of any title exceptions (other than Permitted Encumbrances) which adversely affect such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Sellers are unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the Sellers shall give the Purchaser notice thereof; it being understood and agreed that the failure of the Sellers to give such notice within fifteen (15) Business Days after the Purchaser's notice of objection shall be deemed an election by the Sellers not to remedy such matters. If the Sellers shall be unwilling or unable to remove any title defects to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, this Agreement shall be of no further force and effect with respect to such Property or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Allocable Purchase Price of the affected Property on account thereof. The Purchaser shall make any such election by written notice to the Sellers given on or prior to the fifth Business Day after the Sellers' notice of their inability or unwillingness to cure such defect. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.

         2.5 Survey Matters. Prior to the date hereof, the Sellers and the Purchaser shall have arranged for the preparation of an ALTA survey with respect to each of the Properties (collectively, the "Surveys"), by a licensed surveyor in the jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in Schedule C for the benefit of the parties identified therein.

         Within fifteen (15) Business Days after receipt of a Survey with respect to any Property, the Purchaser shall give the


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                                       -8-

Sellers notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Sellers are unable or unwilling to take such actions as may be required to remedy the objectionable matters, the Sellers shall give the Purchaser prompt notice thereof; it being understood and agreed that the failure of the Sellers to give such notice within fifteen (15) Business Days after the Purchaser's notice of objection shall be deemed an election by the Sellers not to remedy such matters. If the Sellers shall be unable or unwilling to remove any survey defect to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event this Agreement shall terminate and be of no further force or effect with respect to the affected Property or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Allocable Purchase Price of the affected Property on account thereof. The Purchaser shall make any such election by written notice to the Sellers given on or prior to the fifth Business Day after the Sellers' notice of their inability or unwillingness to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.

         2.6 Environmental Reports. In a timely manner, the Sellers and Purchaser shall order, with respect to each Property, Phase I environmental reports from an environmental engineering firm reasonably acceptable to the Purchaser and the Sellers (collectively, the "Environmental Reports").

         Within fifteen (15) Business Days after receipt of an Environmental Report with respect to any Property, the Purchaser shall give the Sellers notice of any matters or omissions therein as to which the Purchaser reasonably objects. If, for any reason, the Sellers are unable or unwilling to take such actions as may be required to cause such matters to be remedied or addressed to the reasonable satisfaction of the Purchaser, the Sellers shall give the Purchaser notice thereof; it being understood and agreed that the failure of the Sellers to give such notice within fifteen (15) Business Days after the Purchaser's notice of objection shall be deemed an election by the Sellers not to remedy such matters. If the Sellers shall be unwilling or unable to remedy or address any matters or omissions to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, this Agreement shall be of no further force and effect with respect to such Property or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Allocable Purchase Price of the affected Property on account thereof. The Purchaser shall make any such election by written notice to the

Sellers given on or prior to the fifth Business Day after the Sellers' notice of their inability or unwillingness to cure such defect. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.


         SECTION 3.  PURCHASE AND SALE.

         3.1 Closing. (a) The purchase and sale of the Properties shall be consummated at one or more closings (each, a "Closing") to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Sellers and the Purchaser may agree, at 10:00 a.m. local time, the Closing with respect to any Property to occur on a date (each, a "Closing Date") designated in writing by the Sellers, which date shall not be less than ten (10) Business Days nor more than thirty
(30) Business Days after notice from the Sellers to the Purchaser that Substantial Completion and the Opening Date have occurred with respect to such Property (and which notice shall identify the proposed Closing Date) or, if later, the date as of which all conditions precedent to the Closing herein set forth with respect to the applicable Property have either been satisfied or waived by the party in whose favor such conditions run. In the event that Closings with respect to all of the Properties shall not have occurred on or before the first anniversary of the initial Closing Date hereunder, provided that no action for specific performance shall have been commenced by the Purchaser to enforce this Agreement, any party shall, provided such party shall not be in default hereunder, have the right, by the giving of written notice, to terminate this Agreement with respect to all of the Properties as to which a Closing has not yet occurred as of the date of termination.

         3.2 Purchase Price. The Allocable Purchase Prices shall be payable as follows:

         (a) At each Closing, the Allocable Purchase Price of each Property being closed on less the amount of the Retained Funds with respect thereto shall be payable by wire transfer of immediately available funds on the applicable Closing Date to an account or accounts to be designated by the Sellers prior to such Closing; and

         (b) Except as otherwise provided in the Leases, the Retained Funds with respect to each such Property shall be payable by wire transfer of immediately available funds upon the expiration or sooner termination of the Lease with respect to such Property, in accordance with the terms of the applicable Lease, to an account or accounts to be designated by the Sellers prior to such date.

         SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

         The obligation of the Purchaser to acquire each of the Properties on the applicable Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on and as of such Closing Date:

         4.1 Closing Documents. The Sellers shall have delivered to the Purchaser with respect to the applicable Property:

         (a) A good and sufficient warranty deed with covenants against grantor's acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by the Sellers, conveying good and marketable title to the applicable Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

         (b) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to the Sellers and the Purchaser, duly executed and acknowledged by the Sellers, with respect to all of the Sellers' right, title and interest in, to and under the FF&E, the Contracts, the Intangible Property and the Sellers' rights under all builder's warranties with respect to the applicable Properties;

         (c) To the extent the same are in the Sellers' possession, originally, fully executed copies of all agreements constituting Assets;

         (d) Duly executed copies of the Leases, the Limited Rent Guaranty, the Stock Pledge and all of the Incidental Documents (as such term is defined in the Leases);

         (e) The tenant under the Leases shall have entered into a Franchise Agreement with respect to each of the applicable Properties;

         (f) A copy of the final duly issued certificate of occupancy for each of the applicable Properties;

         (g) A Sellers' closing certificate in the form attached hereto as Schedule D;

         (h) An architect's  certificate in the form attached hereto as Schedule
E;

         (i) An engineer's  certificate in the form attached  hereto as Schedule
F;

         (j) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the Sellers, the tenant under the Leases, the Guarantor under the Limited Rent Guaranty and such other persons as the Purchaser may reasonably require; and

         (k) Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser may reasonably require.

         4.2  Condition of Properties, Etc.

         (a) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the applicable Properties;

         (b) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect; and

         (c) The Purchaser shall have received an engineer's report, in form and substance reasonably satisfactory to the Purchaser, confirming that Substantial Completion has occurred.

         4.3  Title Policies and Surveys.

         (a) The Title Company shall be prepared, subject only to payment of the applicable premium and delivery of all conveyance documents in recordable form, to issue title insurance policies to the Purchaser with respect to the applicable Properties, in form and substance satisfactory to the Purchaser in accordance with Section 2.4, together with such affirmative coverages as the Purchaser may reasonably require and shall have been determined by the Title Company as available as provided in Section 2.4.

         (b) The Purchaser shall have received an as-built survey with respect to the applicable Properties, such survey to be consistent with the requirements of Section 2.5.

         4.4 Opinions of Counsel. The Purchaser shall have received a written opinion from counsel to the Sellers (which may be its in-house counsel), in form and substance reasonably satisfactory to the Purchaser, regarding the organization and authority of the Sellers and the Tenant, the guarantor under the Limited Rent Guaranty and such other persons as the Purchaser may reasonably require, the enforceability of this Agreement, the Leases, the Limited Rent Guaranty, the Stock Pledge and the Incidental Documents (as defined in the Leases) and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require.


         SECTION 5.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.

         The obligation of the Sellers to convey each of the Properties on the applicable Closing Date to the Purchaser is subject to the satisfaction or waiver of the following conditions precedent on and as of such Closing Date:

         5.1 Purchase Price. The Purchaser shall deliver to the Sellers the Allocable Purchase Prices of the applicable Properties as provided in Section 3.2.

         5.2  Closing  Documents.  The  Purchaser  shall have  delivered  to the
Sellers:

         (a) Duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable;

         (b) A  certificate  of a  duly  authorized  officer  of  the  Purchaser
confirming  the  continued  truth  and  accuracy  of  the   representations  and
warranties of the Purchaser in this Agreement;

         (c) A duly executed original counterpart of the Owner's Agreement;

         (d) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser and such other persons as the Sellers or the Tenant may reasonably require; and

         (e) The Purchaser shall have caused an aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) to be deposited in the Reserve at the time of the initial Closing hereunder.

         5.3 Opinion of Counsel. The Sellers and the Tenant shall have received a written opinion from Sullivan & Worcester LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Sellers, regarding the organization and authority of the Purchaser and the landlord under the Leases, the enforceability of this Agreement and the Leases and such other matters with respect to the transactions contemplated by this Agreement as the Sellers and the Tenant may reasonably require.


         SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

         To induce the Purchaser to enter into this Agreement, the Sellers represent and warrant to the Purchaser as follows:

         6.1 Status and Authority of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Sellers has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on any of the Sellers or the transactions contemplated hereby.

         6.2 Action of the Sellers. Each of the Sellers has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Sellers on or prior to any Closing, such document shall constitute the valid and binding obligation and agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

         6.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Sellers, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any of the Sellers is bound.

         6.4 Litigation. The Sellers have received no written notice of and, to the Sellers' actual knowledge, no action or proceeding is pending or, to the Sellers' actual knowledge, threatened and the Sellers have received no written notice of and, to the Sellers' actual knowledge, no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties, (c) may result in or subject any of the Properties to a material liability, or (d) involves condemnation or eminent domain proceedings against any material part of the Properties.

         6.5 Existing Agreements, Etc. Other than (x) documents recorded in the public records, (y) the documents to be assigned to the Purchaser pursuant to the terms hereof, and (z) agreements and easements with governmental bodies and utility companies which are reasonably necessary for the development and operation of the Properties as contemplated by this Agreement and the Leases, there are no material agreements, leases, licenses or occupancy agreements affecting the Properties which will be binding on the Purchaser subsequent to the Closing Date.

         6.6 Disclosure. To the Sellers' actual knowledge, there is no fact or condition which materially and adversely affects the physical condition of any of the Properties which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to the Purchaser in connection with the transactions contemplated hereby.

         6.7 Utilities, Etc. All utilities and services necessary for the use and operation of the Properties (including, without limitation, road access, water, electricity and telephone) are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the use and operation of such Properties and for their respective intended purposes. To the Sellers' knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to any of the Properties.

         6.8 Compliance With Law. To the Sellers' knowledge (i) the Properties and the use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently or, at the Closing there will be, in effect all material licenses, permits and other authorizations necessary for the then current use, occupancy and operation thereof. The Sellers have not received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway.

         6.9 Not A Foreign Person. None of the Sellers is a "foreign person" within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         6.10 Hazardous Substances. Except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser, to the Sellers' knowledge, none of the Sellers or any other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the Sellers' knowledge, except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

         6.11 Insurance. The Sellers have received no written notice from any insurance carrier of defects or inadequacies in any of the Properties which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged therefor.

         6.12 Substantial Completion. As of the date hereof, the Sellers reasonably anticipate that Substantial Completion of all of the Properties will occur on or before the first anniversary of the initial Closing Date.

         6.13 Condition of Properties. To the actual knowledge of the Sellers, each of the Properties is, or on the applicable Closing Date will be, in good working order and repair, mechanically and structurally sound, free from material defects in materials and workmanship.

         The representations and warranties made in this Agreement by the Sellers are made as of the date hereof and shall, except with respect to the matters set forth in Section 6.12, be deemed remade by the Sellers as of each Closing Date for the Property or Properties then being conveyed by the Sellers, with the same force and effect as if made on, and as of, such date; provided, however, that, the Sellers shall have the right, from time to time prior to the applicable Closing Date, with respect to any Property as to which a Closing has not yet occurred, to modify the representations and warranties as a result of changes in physical condition of any Properties by notice to the Purchaser and, in such event, the Purchaser shall have the rights provided in Section 2.3. All representations and warranties made in this Agreement by the Sellers shall survive the applicable Closing for a period of one year.

         Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the Sellers disclaim the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the Sellers, on the Sellers' behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing, made by the Sellers or anyone acting on the Sellers' behalf. The Purchaser further acknowledges that it has not received from or on behalf of the Sellers any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, the Purchaser shall purchase the Properties in their "as is" condition on the Closing Date.


         SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         To induce the Sellers to enter in this Agreement, the Purchaser represents and warrants to the Sellers as follows:

         7.1 Status and Authority of the Purchaser. The Purchaser is a Maryland real estate investment trust duly organized, validly existing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on the Purchaser or the transactions contemplated hereby.

         7.2 Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

         7.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

         7.4 Litigation. No investigation, action or proceeding is pending and, to the Purchaser's actual knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         The representations and warranties made in this Agreement by the Purchaser are made as of the date hereof and shall be deemed remade by the Purchaser as of the applicable Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the applicable Closing for a period of one year.


         SECTION 8.  COVENANTS OF THE SELLERS.

         The Sellers hereby covenant with the Purchaser as follows:

         8.1 Compliance with Laws, Etc. From the date of this Agreement to the Closing Date for any Property, to comply in all material respects, with (i) all laws, regulations and other requirements affecting such Property from time to time applicable of every governmental body having jurisdiction of such Property or the use or occupancy of the Improvements located thereon and (ii) all terms, covenants and conditions, instruments of record and other agreements affecting such Property.

         8.2 Approval of Agreements. From the date of this Agreement to the Closing Date for any Property, except as otherwise authorized by this Agreement, not to enter into, modify, amend or terminate any agreement which would encumber or be binding upon such Property from and after the applicable Closing Date, without in each instance obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, the Sellers shall not be required to obtain the consent of the Purchaser as to any agreements or easements with government bodies and utility companies necessary for the development and operation of such Property as contemplated by this Agreement and the Leases (it being understood and agreed, however, that the Purchaser shall retain any rights to object to the same set forth elsewhere in this Agreement).

         8.3 Compliance with Agreements. From the date of this Agreement to the Closing Date for any Property, to comply with each and every material term, covenant and condition contained in any document or agreement affecting such Property.

         8.4 Substantial Completion. From the date of this Agreement to the Closing Date for any Property, to use reasonable efforts to cause Substantial Completion of such Property to occur as soon as reasonably practicable after the date hereof, subject to any events of force majeure.

         8.5 Notice of Material Changes or Untrue Representations. From the date of this Agreement to the Closing Date for any Property, upon learning of any material change in any condition with respect to such Property or of any event or circumstance which makes any representation or warranty of the Sellers to the Purchaser under this Agreement untrue, promptly to notify the Purchaser thereof (the Purchaser agreeing, on learning of any such fact or condition, promptly to notify the Sellers thereof).

         8.6 Correction of Defects. To complete, at the Sellers' sole cost, all punch-list items and to correct, at the Sellers' sole cost, all defects that are discovered and disclosed by or to the Sellers within one hundred eighty (180) days after the applicable Closing Date. The Purchaser shall cooperate with the Sellers in enforcing any applicable warranties or guaranties with respect to such defects. The provisions of this Section 8.6 shall survive any Closing under this Agreement.


         SECTION 9.  APPORTIONMENTS.

         9.1 Real Property Apportionments. Representatives of the Purchaser and the Sellers shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature, taking into account the applicable provisions of the Leases. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the Sellers and the Purchaser at the applicable Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date, and in any event within ninety (90) days after such Closing Date, based upon an agreed accounting performed by representatives of the Sellers and the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this
Section 9.1 within such ninety-day period, upon application by either party, a certified public accountant reasonably acceptable to the Purchaser and the Sellers shall determine any such adjustments which have not theretofore been agreed to between the Sellers and the Purchaser. The charges of such accountant shall be borne fifty percent (50%) by the Sellers and fifty percent (50%) by the Purchaser.

         9.2 Closing Costs. The Sellers and the Purchaser shall share equally all costs and expenses associated with the transaction contemplated hereby, including, without limitation, title and recording fees and taxes, local counsel fees (limited to those incurred in connection with usual and customary local counsel services in similar real estate transactions), title insurance for both the Purchaser and the Tenant, marketing studies, survey and environmental reports, except that each party shall pay its own attorneys' and accountants' fees and costs in connection with this transaction.

         The obligations of the parties under this Section 9 shall survive the Closings.


         SECTION 10.  DEFAULT.

         10.1 Default by the Sellers. If the Sellers shall have made any representation or warranty herein which shall be untrue in any material respect when made or updated as herein provided, or if the Sellers shall fail to perform any of the material covenants and agreements contained herein or the Agreement to Lease to be performed by them and such failure continues for a period of ten
(10) days (or such additional period, not to extend beyond the first anniversary of the date hereof, as may be reasonably required to effectuate a cure of the same) after notice thereof from the Purchaser, the Purchaser may terminate this Agreement with respect to the affected Property or Properties and/or the Purchaser may pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief; provided, however, that, (x) in no event shall the Sellers be liable for consequential damages and (y) in no event shall the aggregate liability of the Sellers hereunder exceed an amount equal to the sum of (i) ten percent of the Allocable Purchase Price of the affected Property or Properties,
(ii) actual costs and expenses incurred by the Purchaser with respect to the affected Property or Properties, (iii) costs of collection (including, without limitation, reasonable attorneys' fees) and (iv) interest at 10% per annum on all such amounts from the date of demand until paid. It is understood and agreed that for purposes of this Section 10.1, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         10.2 Default by the Purchaser. If the Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein or the Agreement to Lease to be performed by it and such failure shall continue for a period of ten (10) days (or such additional period, not to extend beyond the first anniversary of the date hereof, as may be reasonably required to effectuate a cure of the same) after notice thereof from the Sellers, the Sellers may, as their sole and exclusive remedy, at law, in equity, terminate this Agreement with respect to any Property or Properties as to which a Closing shall not yet have occurred, whereupon, the Purchaser shall pay to the Sellers, as liquidated damages and not as a penalty, an amount equal to the sum of (i) ten percent of the Allocable Purchase Price of the affected Property or Properties, (ii) actual costs and expenses incurred by the Sellers with respect to the affected Property or Properties, (iii) costs of collection (including, without limitation, reasonable attorneys' fees) and (iv) interest at 10% per annum on all such amounts from the date of demand until paid. It is understood and agreed that for purposes of this Section 10.2, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.


         SECTION 11.  MISCELLANEOUS.

         11.1 Agreement to Indemnify. (a) Subject to any express provisions of this Agreement to the contrary, from and after any closing, with respect to the applicable Property, (i) the Sellers shall indemnify and hold harmless the Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events or contractual obligations, acts, or omissions of the Sellers that occurred in connection with the ownership or operation of any Property prior to the applicable Closing or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with any Property or any portion thereof at any time or times prior to the applicable Closing, and (ii) the Purchaser shall indemnify and hold harmless the Sellers from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts, or omissions of Purchaser that occur in connection with the ownership or operation of any Property after the applicable Closing, or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about any Property or any portion thereof at any time or times after the applicable Closing. The provisions of this Section 11.1 shall not apply to any liabilities or obligations with respect to hazardous substances, the liabilities of the parties with respect thereto being governed by applicable law.

         (b) Whenever it is provided in this Agreement that an obligation of the Sellers will be assumed by the Purchaser after the applicable Closing, the Purchaser shall be deemed to have also agreed to indemnify and hold harmless the Sellers and their respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to perform the obligation so assumed after the applicable Closing.

         (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

         (d) The provisions of this Section 11.1 shall survive the Closings hereunder and the termination of this Agreement.

         11.2 Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. The Sellers shall indemnify and hold harmless the Purchaser and its heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Sellers. The Purchaser shall indemnify and hold harmless the Sellers and their respective heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Purchaser. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall survive the Closings hereunder and any termination of this Agreement.

         11.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with a sale of a controlling interest in the Sellers, the Purchaser or any of their affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure.

         11.4 Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c)      All such notices shall be addressed,

         if to the Sellers to:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52/924.11
                  Bethesda, Maryland  20817
                  Attn:  Mr. Michael E. Dearing
                  [Telecopier No. (301) 380-5067]

          with a copy to:

                  Venable, Baetjer and Howard, LLP
                  1800 Mercantile Bank & Trust Building
                  Two Hopkins Plaza
                  Baltimore, MD  21201-2978
                  Attn:  James D. Wright, Esq.
                  [Telecopier No. (410) 244-7742]

         If to the Purchaser, to:

                  Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attn:  Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Jennifer B. Clark, Esq.
                  [Telecopier No. (617) 338-2880]

         (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11.5 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11.6 Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that the Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by the Purchaser; provided, however, that, in the event this Agreement shall be assigned to any entity wholly owned, directly or indirectly, by the Purchaser, Hospitality Properties Trust shall remain fully and primarily liable for the obligations of the "Purchaser" hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

         11.7 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         11.8 Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         11.9 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland applicable to contracts between residents of Maryland which are to be performed entirely within Maryland, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Maryland; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         11.10 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         11.11 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         11.12 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.13 Nonliability of Trustees, Etc. THE DECLARATION OF TRUST ESTABLISHING HPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT. ALL PERSONS DEALING WITH HPT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                    SELLERS:

                                    RESIDENCE INN BY MARRIOTT, INC.



                                    By:/s/ M. E. Dearing
                                             Its (Vice) President


                                    COURTYARD MANAGEMENT CORPORATION



                                    By:/s/ M. E. Dearing
                                             Its (Vice) President


                                    PURCHASER:

                                    HOSPITALITY PROPERTIES TRUST



                                    By:/s/ John G. Murray
                                             John G. Murray, President

                                   Schedule A

                             Property Identification

                                              Allocable         No. of
Property                        Brand       Purchase Price      Rooms

Charlottesville, VA             RIBM        $ 8,389,526          108
Fresno, CA                      RIBM          9,915,689          120
Homewood, AL                    RIBM          9,706,421          120
Atlanta Town Center             RIBM          9,979,572          120
Dallas-Richardson               RIBM         10,518,951          120
San Antonio Downtown            RIBM         20,115,026          220
Reno, NV                        RIBM          9,092,938          120
Fairfax, VA                     RIBM         10,435,445          114
Fort Worth-Fossil Creek         RIBM          9,423,684          114
Allentown, PA                   RIBM         10,195,116          120
Fort Worth-Fossil Creek         CYBM         13,220,221          154
Houston Hobby Airport           CYBM          9,626,030          153
Allentown, PA                   CYBM          9,037,154          114
Birmingham                      CYBM          9,156,227          122
                                           ------------          ---

                                           $148,812,000         1,819
                                           ============         =====

                           Schedules B-1 through B-14

                        Legal Descriptions of Properties

                             [See attached copies.]

                                   Schedule C

                         Form of Surveyor's Certificate


                             SURVEYOR'S CERTIFICATE



TO:      Hospitality Properties Trust
         and its assignees and nominees

         Marriott International, Inc.
         and its assignees and nominees

         Commonwealth Land Title Insurance Company


RE:  Survey Entitled "_______________________________________"
         dated _________ ___, 1997, prepared by


         The undersigned hereby certifies that the [above-referenced] [attached] survey was prepared from an actual on-the-ground instrument survey of the subject premises; that the same accurately shows the location of the boundaries of the subject premises and the location of all streets, highways, alleys and public ways crossing or abutting said premises; that the dimensions of the improvements and the locations thereof with respect to the boundaries are accurately shown as the same were situated on ___________ ___, 1997; that there are no encroachments by improvements appurtenant to adjoining premises upon the subject premises, nor from the subject premises, unless shown thereon; that all buildings and structures, if any, lie wholly within all applicable building restriction lines, if any, and do not violate any restriction or other recorded agreements set forth in the [pro forma title insurance policy/commitment] for the subject premises dated __________ __, 1997, issued to you by Commonwealth Land Title Insurance Company, Commitment No. _______ (the "Title Policy"); that all easements and rights of way which are appurtenant to or burden the subject premises and (i) are referred to in the Title Commitment or (ii) are apparent from a visual inspection are delineated thereon, and are located other than through the existing building shown hereon; that all parking spaces, if any, are delineated thereon; and that, except as otherwise shown thereon, the subject premises are not located (x) within any flood hazard or flood way area or district as designed by Federal, state or municipal authority or (y) within any area subject to regulation by Federal, state or municipal authority as inland or coastal wetlands, beach, estuary or the like.

         Access to and egress from the subject premises and the improvements and structures thereon to ________ Street, a public way, are provided by the means indicated thereon. Municipal water, storm sewer facilities and telephone, gas and electric services of public utilities are available in the locations indicated thereon.

         The undersigned hereby certifies that the square footage of each parcel delineated on the above-referenced survey is as set forth thereon, that all such parcels are contiguous without any strips, gaps or gores existing between any of said parcels, and that said parcels, when combined, form and create one complete and uninterrupted parcel without any strips, gaps or gores.

         This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986.


Dated:  _________ ___, 1997                 _____________________________
                                                Registered Land Surveyor
                                            __________ #_________________

[Surveyor's Seal]

                                   Schedule D

                          Form of Sellers' Certificate

                               CLOSING CERTIFICATE



         Reference is made to the Purchase and Sale Agreement, dated __________ (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         In connection with the consummation of the transactions contemplated by the Purchase and Sale Agreement with respect to the properties described on Exhibit A, the undersigned hereby certifies as follows:

         1. That Substantial Completion has occurred with respect to the Properties listed on Exhibit A;

         2. That the Improvements on the Properties listed on Exhibit A include the number of rooms as set forth in Exhibit A;

         3. That the Opening Date with respect to each of the Properties listed on Exhibit A is the date therein set forth; and

         4. That the Properties are being operated as a Courtyard or Residence Inn by Marriott hotel as set forth in Exhibit A.

         Executed under seal as of this ____ day of __________, 199_.

                                         RESIDENCE INN BY MARRIOTT, INC.


                                         By:______________________________
                                                  Its (Vice) President


                                         COURTYARD MANAGEMENT CORPORATION


                                         By:______________________________
                                                  Its (Vice) President

                                    EXHIBIT A

                                                No. of
Property                      Brand             Rooms       Opening Date

                                   Schedule E

                         Form of Architect's Certificate



                                                         __________ __, 199_




         Reference is made to the Purchase and Sale Agreement, dated __________ (the "Purchase Agreement"), by and between [Courtyard Realty Corporation,] Residence Inn by Marriott, Inc. and Courtyard Management Corporation, as sellers and Hospitality Properties Trust, as purchaser (together with its successors and assigns ("HPT").

         As an inducement to HPT to acquire the properties identified on Exhibit A to this letter (the "Properties"), we do hereby:

                  1. Certify to HPT that we are professional architects, duly registered under the laws and applicable regulations of the State of ______________;

                  2. Certify to HPT that[, to the best of my knowledge,] the Plans and Specifications identified on Exhibit B (the "Plans") comply with all applicable requirements of all governmental authorities having jurisdiction over the improvements located on the Properties, including, without limitation, all applicable zoning laws, ordinances, rules, regulations and restrictions (but excluding any such ordinances, rules, regulations and restrictions relating to environmental matters); and

                  3. Certify to you that[, to the best of my knowledge,] the improvements have been substantially completed in accordance with the Plans.

                                         Very truly yours,

                                         ----------------------------------



                                         By:_____________________________
                                                  Its:

                                    EXHIBIT A

                                 The Properties

                             [See attached copies.]

                                    EXHIBIT B

                            Plans and Specifications

                             [See attached copies.]

                                   Schedule F

                         Form of Engineer's Certificate



                                                     __________ __, 199_




         Reference is made to the Purchase and Sale Agreement, dated __________ (the "Purchase Agreement"), by and between [Courtyard Realty Corporation,] Residence Inn by Marriott, Inc. and Courtyard Management Corporation, as sellers and Hospitality Properties Trust, as purchaser (together with its successors and assigns ("HPT").

         As an inducement to HPT to acquire the properties identified on Exhibit A to this letter (the "Properties"), we do hereby:

                  1. Certify to HPT that we are professional engineers, duly registered under the laws and applicable regulations of the State of ______________;

                  2. Certify to HPT that[, to the best of my knowledge,] the Plans and Specifications identified on Exhibit B comply with all applicable requirements of all governmental authorities having jurisdiction over the improvements located on the Properties, including, without limitation, all applicable zoning and environmental laws, ordinances, rules, regulations and restrictions; and

                  3.  Certify  to you that all  utilities,  roads  and  services
         (including, without limitation, water and sewerage service and gas, electricity and telephone lines) necessary for the contemplated development and operation of each Property as set forth in Exhibit A are available throughout such Property, can be used or tapped into in connection with development and operation of such Property, and are of sufficient capacity to meet adequately all needs and requirements necessary for such development and operation of such Property.

                                         Very truly yours,

                                         ----------------------------------



                                         By:_____________________________
                                                  Its:

                                    EXHIBIT A

                                 The Properties

                             [See attached copies.]

                                    EXHIBIT B

                            Plans and Specifications

                             [See attached copies.]

                                   Schedule G

                        List of Plans and Specifications

         On file at the offices of the Sellers and the Purchaser.